Exhibit 21.1





                 LIST OF SUBSIDIARIES OF THE REGISTRANT





                                                 STATE OF
          NAME                                INCORPORATION
          ----                                -------------

   DirectCom Networks, Inc.                      Delaware

   Prevue Interactive, Inc.                      Delaware

   Prevue International, Inc.                    Delaware

   Prevue Networks, Inc.                         Delaware

   Prevue Ventures, Inc.                         Delaware

   SSDS, Inc.                                    Colorado

   Sneak Prevue, L.L.C.                          Delaware

   SpaceCom Systems, Inc.                        Delaware

   Superstar/Netlink Group, L.L.C.               Delaware

   United Video Network Sales, Inc.              Delaware

   UV Corp.                                      Delaware

   UVSG Companies (General Partnership)          Oklahoma

   UVSG Interactive, Inc.                        Delaware

   UVSG Technology Ventures, Inc.                Delaware



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